UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2004

PAREXEL International Corporation

(Exact name of registrant as specified in charter)

Massachusetts	0-27058	04-2776269

(State or other juris-	(Commission	(IRS Employer
diction of incorporation	File Number)	Identification No.)

195 West Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 487-9900

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On December 13, 2004, the Compensation Committee of the Board of Directors of PAREXEL International Corporation (“PAREXEL”) approved the updated PAREXEL International Corporation Management Incentive Plan (the “Plan”).

     The Plan provides for annual cash bonuses to members of the management and certain key employees of PAREXEL. Participants in the Plan have target awards, which are a percentage of the participant’s actual salary paid during the relevant fiscal year. Payment of bonuses, if any, depend upon the achievement of annual financial performance goals of PAREXEL set by PAREXEL, and the achievement of annual individual performance goals.

     The financial performance component of the target awards for fiscal 2005 is dependent on the achievement of specific financial goals, including the following categories: PAREXEL revenue, PAREXEL operating income; earnings per share; PAREXEL backlog; PAREXEL cash flow and SBU/function financial performance. The individual performance component of the target awards for executive officers of PAREXEL for fiscal 2005 is rated based on a subjective assessment of factors, including organizational and management development, technical skills, execution of strategic plans, and overall quality of performance.

     The financial performance component of an award may be paid at, above or below the target award depending upon whether the financial performance of PAREXEL is at, above or below the relevant target, as applicable. The financial performance component is capped at a maximum of 150% of the target award. The individual performance goals are measurable objectives specific to each participant’s role within PAREXEL. Discretionary awards may also be made under the Plan.

     The ultimate determination as to the amount of any incentive payment to be paid under the Plan shall be made by the Chief Executive Officer of PAREXEL, acting in his sole discretion. The Chief Executive Officer shall have the right to adjust any target award, financial performance measure, individual performance goal or award payment. The Compensation Committee of PAREXEL shall make all determinations under the Plan regarding executive officers of PAREXEL participating in the Plan.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	PAREXEL International Corporation Management Incentive Plan, adopted as of December 13, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2004	PAREXEL International Corporation

	By:	/s/ James F. Winschel, Jr.

James F. Winschel, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	PAREXEL International Corporation Management Incentive Plan, adopted as of December 13, 2004.